Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2010*	As of March 31, 2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,630	$12,415
Marketable securities	21,345	24,260
Accounts receivable, net of allowance	4,252	4,216
Receivable under reverse repurchase agreements	750	575
Deferred income taxes, net	259	320
Income taxes receivable, net	—	27
Prepaid revenue share, expenses and other assets	1,326	1,497

Total current assets	41,562	43,310
Prepaid revenue share, expenses and other assets, non-current	442	390
Deferred income taxes, net, non-current	265	21
Non-marketable equity securities	523	666
Property and equipment, net	7,759	8,249
Intangible assets, net	1,044	1,016
Goodwill	6,256	6,308

Total assets	$57,851	$59,960

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$483	$516
Short-term debt	3,465	3,216
Accrued compensation and benefits	1,410	945
Accrued expenses and other current liabilities	961	964
Accrued revenue share	885	871
Securities lending payable	2,361	1,880
Deferred revenue	394	440
Income taxes payable, net	37	—

Total current liabilities	9,996	8,832

Deferred revenue, non-current	35	32
Income taxes payable, non-current	1,200	1,322
Other long-term liabilities	379	423

Stockholders’ equity:
Common stock and additional paid-in capital	18,235	18,804
Accumulated other comprehensive income	138	381
Retained earnings	27,868	30,166

Total stockholders’ equity	46,241	49,351

Total liabilities and stockholders’ equity	$57,851	$59,960

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended March 31,
	2010	2011
	(unaudited)

Revenues	$6,775	$8,575

Costs and expenses:

Cost of revenues (including stock-based compensation expense of $6, $49)	2,452	2,936
Research and development (including stock-based compensation expense of $191, $237)	818	1,226

Sales and marketing (including stock-based compensation expense of $54, $78)	607	1,026
General and administrative (including stock-based compensation expense of $40, $68)	410	591

Total costs and expenses	4,287	5,779

Income from operations	2,488	2,796
Interest and other income, net	18	96

Income before income taxes	2,506	2,892
Provision for income taxes	551	594

Net income	$1,955	$2,298

Net income per share - basic	$6.15	$7.15

Net income per share - diluted	$6.06	$7.04

Shares used in per share calculation - basic	317,895	321,527

Shares used in per share calculation - diluted	322,608	326,383

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended March 31,
	2010	2011
	(unaudited)
Operating activities
Net income	$1,955	$2,298
Adjustments:
Depreciation and amortization of property and equipment	264	301
Amortization of intangible and other assets	67	100
Stock-based compensation expense	291	432
Excess tax benefits from stock-based award activities	(12)	(24)
Deferred income taxes	(13)	289
Other	2	36
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	46	181
Income taxes, net	381	73
Prepaid revenue share, expenses and other assets	(157)	(78)
Accounts payable	120	27
Accrued expenses and other liabilities	(394)	(463)
Accrued revenue share	23	(33)
Deferred revenue	11	33

Net cash provided by operating activities	2,584	3,172

Investing activities
Purchases of property and equipment	(239)	(890)
Purchases of marketable securities	(12,487)	(7,591)
Maturities and sales of marketable securities	9,495	4,645
Investments in non-marketable equity securities	(3)	(131)
Cash collateral returned related to securities lending	—	(481)
Maturities of reverse repurchase agreements	—	175
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(190)	(148)

Net cash used in investing activities	(3,424)	(4,421)

Financing activities
Net proceeds (payments) related to stock-based award activities	(38)	116
Excess tax benefits from stock-based award activities	12	24
Repurchase of common stock in connection with an acquisition	(97)	—
Proceeds from issuance of short-term debt	—	2,184
Repayments of short-term debt	—	(2,435)

Net cash used in financing activities	(123)	(111)

Effect of exchange rate changes on cash and cash equivalents	(43)	145

Net decrease in cash and cash equivalents	(1,006)	(1,215)
Cash and cash equivalents at beginning of period	10,198	13,630

Cash and cash equivalents at end of period	$9,192	$12,415

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended March 31,
	2010	2011
Advertising revenues:
Google websites	$4,439	$5,879
Google Network Members’ websites	2,036	2,427

Total advertising revenues	6,475	8,306
Other revenues	300	269

Revenues	$6,775	$8,575

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended March 31,
	2010	2011
Advertising revenues:
Google websites	66%	69%
Google Network Members’ websites	30%	28%

Total advertising revenues	96%	97%
Other revenues	4%	3%

Revenues	100%	100%